Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 195 to Registration Statement No. 002-84776 on Form N–1A of our report dated December 12, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Value Fund, a fund of Fidelity Advisor Series I, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended October 31, 2016, and of our report dated January 12, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Growth & Income Fund, of our reports dated January 13, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Large Cap Fund and Fidelity Advisor Equity Value Fund, and of our report dated January 18, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Stock Selector Mid Cap Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2016 and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

 /s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2017